CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:       Cavalcade of Sports Media, Inc.

         As independent certified public accountants we hereby consent to the use of our report dated March 8, 2001 relating to the financial statements of Cavalcade of Sports Media, Inc. incorporated in such Form 10-SB Registration Statement.

                                             /s/ STEFANOU & COMPANY, LLP
                                             ---------------------------
                                             Stefanou & Company, LLP


McLean, Virginia
March 20,2001